POWER OF ATTORNEY

KNOW BY ALL THESE PRESENT, that the undersigned hereby constitutes and appoints Gerald L. Baxter his true and lawful attorney-in-fact to:

1. Execute for and on behalf of the undersigned, in the undersigned's capacity as a holder of 10% or more of the common stock of Verso Technologies, Inc. (the "Company"), Forms 3, 4 and 5 in accordance with
         Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules thereunder, and Schedule 13D or 13G in accordance with Section 13 of the Exchange Act and the rules and regulations thereunder;

2. Do and perform any and all acts for on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 and Schedule 13D or 13G and timely file such form and/or schedule with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

3. Take any other action of any type whatsoever in connection with the foregoing, which in the opinion of such attorney-in-fact may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his/her discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his/her substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 or
Section 13 of the Securities Exchange Act of 1934.

This Power of Attorney dated as of today, shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 or Schedules 13D or 13G with respect to the undersigned's holdings of and transactions in securities issues by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed.

Date:  June 20, 2006



                                                /s/ Donald J. Slowinski
                                                --------------------------------
                                                Name: Donald J. Slowinski